UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2011

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 30, 2011, Comprehensive Care Corporation (the “Company”) entered into separate agreements (each a “Subscription Agreement”) with Sherfam, Inc. and two individuals (the “Investor(s)”), whereby the Company issued to the Investors (i) promissory notes convertible into shares of the Company’s common stock with an aggregate principal amount of $1,800,000 (each a “Promissory Note”) and (ii) five-year warrants to purchase in the aggregate 900,000 shares of the Company’s common stock at an initial exercise price of $0.44 per share (each a “Warrant”), in exchange for the Investors’ payment to the Company of an aggregate purchase price of $1,800,000. Also on August 30, 2011, the Company entered into separate Addendums to each of the Promissory Notes (the “Addendum(s)”, and together with the Promissory Notes, the “Notes”) with each of the Investors, which provided certain additional terms to the Note.

The Company intends to use the proceeds for general working capital and other corporate purposes.

Each Note has an eighteen month term beginning on August 30, 2011 and provides for interest on the outstanding principal balance at a rate of 14% per annum to be paid quarterly and in arrears. Each Note provides that the Investor holding such Note may convert the outstanding balance of the Note, along with any accrued interest, into shares of the Company’s common stock at a conversion price of $0.25 per share at any time at or prior to the maturity date of the Note. At the option of applicable Investor, the maturity date of the Note held by such Investor may be extended by six months. Each Note provides that upon the occurrence of certain events, which include the Company’s failure to make a timely payment and the Company’s breach of a representation, warranty or covenant in the Subscription Agreement or the Note, the Investor holding such Note may require the Company to prepay the amount outstanding under the Note. In addition, each Note provides that the Company may not issue or otherwise incur additional unsecured debt that is senior to the Note.

Each Warrant may be exercised in whole or in part at an initial exercise price of $0.44 per share, subject to adjustment, at any time between August 30, 2011 and August 30, 2016. The Warrant exercise price is subject to adjustment upon the occurrence of certain events, including, without limitation, the issuance of dividends payable in any kind of shares of capital stock of the Company, stock splits, combinations, mergers and acquisitions, reclassification and other similar events. The Company has the right to redeem each of the Warrants for an initial redemption price of $0.05 per share, subject to the adjustments described above, following any period of 20 or more consecutive trading days on which the closing price of a share of the Company’s common stock has equaled or exceeded $1.00, subject to the adjustments described above.

The foregoing description is a summary of certain of the terms of the Note and the Warrant. This summary does not purport to be complete and is qualified in its entirety by the complete text of (i) the form of the Subscription Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, (ii) the form of the Promissory Note, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference, (iii) the form of the Addendum, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference, and (iv) the form of Warrant, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Note and the Warrant were issued by the Company upon reliance on the exemption from the registrations requirements of the Securities Act of 1933, as amended, provided in Section 4(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Subscription Agreement between the Company and the Investor

4.2	Form of Convertible Promissory Note issued by the Company to the Investor.

4.3	Form of Addendum to Promissory Note between the Company and the Investor

4.4	Form of Warrant to Purchase Shares of Common Stock of the Company issued by the Company to the Investor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: September 9, 2011	By:	/s/ Robert J. Landis
Robert J. Landis
Acting Chief Financial Officer and Chief Accounting Officer